UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

Performance Technologies,
Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-27460	16-1158413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard Rochester, New York		14623
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 256-0200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Performance Technologies, Incorporated (the “Company”) was held on May 23, 2013. Set forth following are descriptions of the four matters that were voted upon at this meeting and the voting results with respect to each such matter.

1. A proposal to elect two Directors, each to serve for a three-year term until the Annual Meeting to be held in 2016 or until his successor is duly elected or appointed and qualifies:

Director	Votes For	Votes Withheld	Broker Non-Votes
Stuart B. Meisenzahl	2,228,518	4,635,495	3,214,914
John M. Slusser	2,274,181	4,589,832	3,214,914

As directors are elected by plurality vote and the proposal to elect Mssrs. Meisenzahl and Slusser received a plurality of votes, Mssrs. Meisenzahl and Slusser were re-elected.

2. A proposal to approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the year ending December 31, 2013 was adopted:

Votes For	Votes Against	Abstentions
9,820,613	221,487	36,827

3. A non-binding, advisory proposal to endorse the Company’s executive compensation program, as described in the Company’s Proxy Statement under the section “Executive Compensation,” commonly known as “say-on-pay”:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,398,011	463,002	3,000	3,214,914

4. A non-binding, advisory proposal to express preference as to the frequency of stockholder advisory votes on the Company’s executive compensation, commonly known as “say-on-frequency”:

Votes for One Year	Votes for Two Years	Votes for Three Years	Abstentions	Broker Non-Votes
5,458,731	45,448	1,318,044	41,790	3,214,914

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

May 24, 2013	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

May 24, 2013	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Senior Vice President of Finance and Chief Financial Officer